EXHIBIT 10.2

Regus — Office Service Agreement

Agreement Date (dd/mm/yyyy): 28-07-2010 **Reference No.:** 3141634

Business Centre Address:	**Client Address (Not a Regus Centre Address):**	
Regus Millenium City	Company Name:	Oro East Mining Company Inc.
32/F Tower 1, Millenium City	Contact Name:	Mr. Leo Tung
388 Kwun Tong Road	Address:	Rm2502, Richmond Commercial Building
Kwun Tong, Kowloon Hong Kong	Address:	109 Argyle Street, Kowloon, Hong Kong
	Phone & Email:	+852 9016 36 77/ danni@skymtsholdings.com

Office Payment Details (excluding tax and excluding services)

Office Number	No. of People	Monthly Office Fee	Currency	
3237	1	5,500	HKD	
Total per Month	1	5,500	HKD	
Initial Payment	First Month's Fee		5,500	HKD
	Service Retainer	2	11,000	HKD
	Total Initial Payment		16,500	HKD
Monthly Payment	Total Monthly Payment Thereafter		5,500	HKD
Length of Agreement:	Start Date	01 August 2010	End Date*	31 July 2011

** All agreements end on the last calendar day of the month.*

Comments:
Client needs the following services: Telephone-bundle 799,- (1time set up fee 799,-). A office set up fee of 385 per person will be charged.

We are Regus Centre Ltd. ("Regus"). This Agreement incorporates our terms of business set out on attached Terms and Conditions which you confirm you have read and understood. We both agree to comply with those terms and our obligations as set out in them. This agreement is binding from the agreement start date and may not be terminated once it is made, except in accordance with its terms. Note that the Agreement does not come to an end automatically. See "Bringing your Agreement to an end".

Name (printed):	Danni Zhong	Name (printed):	Frank van Bemmel
Title (printed):	Chairwoman & CEO	Title (printed):	Area Sales Manager
Date:		Date:	
SIGNED on your behalf (Client)		**SIGNED on our behalf**	

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